UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Allied Capital Corporation

(Name of Registrant as Specified in Its Charter)

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Allied Capital Corporation
Notice of Special Meeting of Stockholders

To the Stockholders:

You are cordially invited to a Special Meeting of Stockholders of Allied Capital Corporation (the Company) to be held at the Company’s offices, 1919 Pennsylvania Avenue, NW, Third Floor, Washington, DC on November 18, 2009, at 10:00 a.m. (Eastern Time) for the following purposes:

1.   To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share in one or more offerings subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock);

2.   To consider and vote upon a proposal to authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings, at an exercise or conversion price that, at the time such warrants, rights or convertible securities are issued will not be less than the fair market value per share but may be below NAV;

3.   To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on September 21, 2009. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Miriam G. Krieger
Executive Vice President
and Corporate Secretary

Washington, DC
September 23, 2009

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q:	Why am I receiving this proxy statement?

A:	You have received this proxy statement and the enclosed proxy card because the Board of Directors of Allied Capital Corporation is soliciting your proxy to vote at a Special Meeting of Stockholders. The meeting will be held at the Company’s offices, 1919 Pennsylvania Avenue, NW, Third Floor, Washington, DC on November 18, 2009, at 10:00 a.m. (Eastern Time).

This proxy statement summarizes the information regarding the matters to be voted upon at the meeting. However, you do not need to attend the meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet, if eligible to do so, in accordance with the instructions contained on the proxy card.

Q:	What am I being asked to vote on?

A:	The Board of Directors has approved two proposals, which it believes to be in the best interests of the Company and its stockholders, and recommends that you vote in favor of them. The proposals are:

1.   To authorize flexibility for the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share in one or more offerings. The offerings would be subject to certain limitations set forth herein, including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock; and

2.   To authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings. The exercise or conversion price at the time such warrants, options, rights or convertible securities are issued will not be less than the fair market value per share but may be below NAV.

Q:	Why are these proposals important?

A:	The Company believes that issuing new equity capital, even if such capital is issued at share prices below the Company’s net asset value (NAV), is warranted in this economic environment since it could enable the Company to:

• reduce high-cost debt and related interest expense;

• strengthen its balance sheet; and

• position the Company for future growth.

In addition, the Company believes that it is important to have the flexibility to raise additional capital by selling warrants, options or securities to subscribe for, or convert into, shares of its common stock to attract prospective new debt or equity capital investors.

More than ten other business development companies have sought and received permission from their shareholders to sell shares of common stock at prices below NAV or to issue warrants, options or rights to subscribe for, convert into or purchase shares of common stock for many of the same reasons that the Company is seeking shareholder approval.

Please see “Reasons to Offer Common Stock below NAV” on page 7 of the enclosed proxy statement. For a more complete discussion of the proposals, please see the discussion in the enclosed proxy statement.

Q:	Why do this now?

A:	The Company recently completed a comprehensive restructuring of its private notes and its bank facility. The comprehensive restructuring provides the Company with increased financial covenant flexibility, but due to the state of the debt capital markets for financial services firms, the restructured debt required significant closing costs and additional interest expense.

The Company believes that issuing new equity capital below net asset value in this economic environment is warranted since it could enable the Company to reduce high-cost debt and related interest expense. With lower interest expense, along with other cost savings, the Company believes it will be able to build its earnings so that the Company may be in a position to resume dividend payments and position itself for future growth.

Q:	What do I need to do now?

A:	It is imperative that you vote your shares, no matter how many shares you own. Unlike many companies where the majority of the outstanding shares are held by institutional investors, Allied Capital has approximately 134,000 stockholders, approximately 74% of whom are retail investors who generally hold smaller numbers of shares than institutional investors.

For this reason, we have engaged a proxy solicitor, who may call you and ask you to vote your shares if you have not already done so. The proxy solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.

Whether you choose to vote on the telephone with our solicitor, over the Internet at www.proxyvote.com, via telephone at 1-800-690-6903, or through the proxy card you received with these materials, we simply ask that you vote your shares today.

Please vote your shares today to avoid the risk of adjournment of the meeting and the incurrence of additional solicitation expenses.

Q:	How do I vote by proxy and how many votes do I have?

A:	If your shares are registered directly in your name, you should complete, sign and date the accompanying proxy card and return it in the pre-addressed, postage-paid envelope provided, or vote by telephone or via the internet, as described on the proxy card. If the Company receives your vote in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you sign and mail the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board.

If your shares are held by a broker, bank or other nominee on your behalf, you should complete, sign and date the accompanying voter instruction form and return it in the pre-addressed, postage-paid envelope provided, or vote by telephone or via the internet, as described on the form. Using your instructions, the broker will vote your shares on your behalf as directed. If you sign and mail the voter instruction form, but do not make specific choices, the shares represented by such form will be voted as recommended by the Board of Directors.

You have one vote for each share of common stock that you own on the Record Date.

Q:	May my broker vote for me without my instructions?

A:	No. Under the rules of the New York Stock Exchange, for non-routine proposals, shares held in street name by a broker, bank or other nominee on behalf of a stockholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the meeting. Broker non-votes, which represent those shares held in street name for which the beneficial stockholder has not provided voting instructions, will not be treated as present at the Meeting and will not be voted at the meeting with respect to either proposal. If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to either proposal. For this reason, it is imperative that you vote your shares or provide instructions to your broker as to how to vote.

Q:	May I revoke my proxy or change my vote once I have voted?

A:	Yes. You may change your mind after you send in your proxy card or authorize your shares by telephone, via the Internet or at the meeting by following these procedures. To revoke your proxy for shares registered directly in your name:

• Send in another signed proxy card with a later date;

• Send a letter revoking your proxy to Allied Capital Corporation c/o Corporate Secretary; 1919 Pennsylvania Avenue, NW; Washington, DC 20006; or

• Vote again by telephone or Internet, if eligible to do so, by following the instructions included on the enclosed proxy card; or

If your shares are held by broker, bank or other nominee and you wish to change your vote or revoke your proxy, you should contact your broker. You may also vote in person at the meeting by obtaining a legal proxy from your broker, bank or other nominee.

Q:	What is the quorum requirement for the meeting?

A:	A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes.

If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

On the Record Date, there were 179,095,108 shares outstanding and entitled to vote.

Q:	Who is paying for the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for its customary fee estimated at $11,500 plus out-of-pocket expenses.

To the extent that the number of shares voted is insufficient to achieve a quorum for the meeting and the Company is required to adjourn to seek a quorum, the Company will incur additional mailing and solicitation expenses, which could be costly. Stockholders are encouraged to vote their shares or provide voting instructions to their broker at this time to avoid such additional expenses.

Q:	How do I find out the results of the voting at the annual meeting?

A:	Preliminary voting results will be announced at the meeting. Final voting results will be published in our Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the meeting, voting or your ownership of the Company’s common stock, please call Allied Capital Investor Relations toll-free at (888) 818-5298 or send an email to ir@alliedcapital.com.

Allied Capital Corporation
1919 Pennsylvania Avenue, NW
Washington, DC 20006

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the Company or Allied Capital) for use at Special Meeting of Stockholders (the Meeting) to be
held on November 18, 2009, at 10:00 a.m. (Eastern Time) at the Company’s offices, 1919 Pennsylvania Avenue, NW, Third Floor, Washington, DC and at any adjournments or postponements thereof. This proxy statement and the accompanying Notice of Special Meeting and proxy card are first being sent to stockholders on or about September 23, 2009.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you submit a proxy card with no instructions, the shares covered by the proxy card will be voted FOR the matters listed in the accompanying Notice of Special Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name and not through a broker), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc., in writing. Please send your notification to Allied Capital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares.

Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Availability of Proxy and Special Meeting Materials

This proxy statement and the accompanying Notice of Special Meeting and proxy card are also available at www.alliedcapital.com. Among other things, the proxy contains:

•	the date, time and location of the meeting;
•	a description of the matters being submitted to stockholders for a vote; and
•	information concerning attending the meeting and voting in person.

Electronic Delivery of Allied Capital Stockholder Communications

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of special meeting materials, including:

•	Email delivery of the proxy statement and related materials instead of bulky hard copy delivery;
•	Efficient stockholder voting on-line; and
•	Reduction of printing and mailing costs associated with traditional delivery methods.

If you would like to sign up for electronic delivery for future stockholder mailings, please visit www.investordelivery.com to enroll. Your electronic delivery enrollment will be effective until you choose to cancel it. If you have questions about electronic delivery, please call Allied Capital Investor Relations toll-free at (888) 818-5298 or send an email to ir@alliedcapital.com.

Special Meeting Admission

If you plan to attend the Meeting, an admission ticket and photo identification will be required for admission to the Meeting. If you are a stockholder of record, your ticket is attached to your proxy card. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a legal proxy or letter from the broker, trustee, bank, or nominee confirming your beneficial ownership of the shares as of the record date, September 21, 2009, along with your photo identification.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share in one or more offerings subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock);

2.	To consider and vote upon a proposal to authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings, at an exercise or conversion price that, at the time such warrants, rights or convertible securities are issued will not be less than the fair market value per share but may be below NAV;

3.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on September 21, 2009, the record date. On September 21, 2009, there were 179,095,108 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

The Company’s 401(k) Plan owns a total of approximately 477,760 shares, representing less than 1% of the Company’s total outstanding shares. The Administrator of the 401(k) Plan will vote the shares on behalf of the participants pursuant to their instructions.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes.

If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Approval of a proposal to authorize the Company to sell shares of its common stock at prices below the Company’s then current net asset value per share in one or more offerings subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).  The affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, or 1940 Act, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions will have the effect of a vote against this proposal. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Meeting, broker non-votes, if any, will not be treated as present at the Meeting or entitled to vote with respect to this proposal.

Approval of a proposal to authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings, at an exercise or conversion price that, at the time such warrants, rights or convertible securities are issued will not be less than the fair market value per share but may be below NAV.  The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required to approve this proposal. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Abstentions will also not have any effect on the result of any vote for adjournment. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Meeting, broker non-votes, if any, will not be treated as present at the Meeting or entitled to vote with respect to this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. Any adjournment by the stockholders will require the affirmative vote of a majority of those shares that are present in person at the Meeting or represented by proxy whether or not a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. Those proxies voted against any proposal for which an adjournment is sought will be voted against such adjournment. Abstentions will not be voted and thus will not have any effect on the result of the vote for adjournment.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Special Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by directors, officers, or regular employees of the Company (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $11,500, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of September 21, 2009, each stockholder who owned more than 5% of the Company’s outstanding shares of common stock, each director, each named executive officer of the Company, and directors and executive officers as a group. Based upon Schedule 13G and other filings with the SEC, no stockholder owned more than 5% of the Company’s outstanding shares of common stock as of September 21, 2009. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third-party brokerage firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such brokerage firm’s policies.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19)of the 1940 Act.

			Dollar Range
	Number of		of Equity
Name of	Shares Owned	Percentage	Securities Beneficially
Beneficial Owner	Beneficially(1)	of Class(2)	Owned(3)

Interested Directors
William L. Walton(4)	2,320,014	1.29%	over $100,000
John M. Scheurer(5)	1,300,190	*	over $100,000
Joan M. Sweeney(6)	1,153,721	*	over $100,000
Robert E. Long(7)	50,435	*	over $100,000

Independent Directors:
Ann Torre Bates(8)	50,044	*	over $100,000
Brooks H. Browne(9)	104,236	*	over $100,000
John D. Firestone(10)	87,231	*	over $100,000
Anthony T. Garcia(11)	94,083	*	over $100,000
Lawrence I. Hebert(12)	57,500	*	over $100,000
Edward J. Mathias(13)	44,936	*	over $100,000
Alex J. Pollock(14)	53,823	*	over $100,000
Marc F. Racicot(15)	26,338	*	$50,001-$100.000
Laura W. van Roijen(16)	93,289	*	over $100,000

Named Executive Officers:
Penni F. Roll(17)	1,138,123	*	over $100,000
Daniel L. Russell(18)	1,028,605	*	over $100,000
Robert M. Monk(19)	713,639	*	over $100,000
All directors and executive officers as a group (22 in number)	10,523,347	5.66%

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	Based on a total of 179,095,108 shares of the Company’s common stock issued and outstanding on September 21, 2009, and 6,788,339 shares of the Company’s common stock issuable upon the exercise of stock options exercisable within 60 days held by each executive officer and non-officer director.
(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
(4)	Includes 1,209,596 shares owned directly and 1,077,667 options exercisable within 60 days of September 21, 2009. Also includes 14,273 shares allocated to 401(k) plan and 15,815 shares held in IRA or Keogh accounts. Of the shares listed, 2,150 are held in margin accounts or otherwise pledged.
(5)	Includes 353,548 shares owned directly and options to purchase 722,834 shares exercisable within 60 days of September 21, 2009. Also includes 150,000 shares held in a trust and 73,808 shares allocated to 401(k) plan. Of the shares listed, 353,548 are held in margin accounts or otherwise pledged.

(6)	Includes 728,031 shares owned directly and options to purchase 394,896 shares exercisable within 60 days of September 21, 2009. Also includes 30,794 shares allocated to 401(k) plan. Of the shares listed, 158,659 are held in margin accounts or otherwise pledged.
(7)	Includes exercisable options to purchase 30,000 shares. Of the shares listed, 20,005 are held in margin accounts or otherwise pledged.
(8)	Includes 7,250 shares held in IRA or Keogh accounts, exercisable options to purchase 30,000 shares and 7,000 shares held by Ms. Bates’ spouse. Also includes 3,499 shares held in a revocable trust and 700 shares held in an IRA account by Ms. Bates’ father over which Ms. Bates has power-of-attorney.
(9)	Includes 12,280 shares held in IRA or Keogh accounts, 2,000 shares held by Mr. Browne’s spouse and exercisable options to purchase 40,000 shares. Of the shares listed, 9,500 are held in margin accounts or otherwise pledged.
(10)	Includes 9,415 shares held in IRA or Keogh accounts and includes exercisable options to purchase 35,000 shares.
(11)	Includes exercisable options to purchase 20,000 shares.
(12)	Includes 9,529 shares held in IRA or Keogh accounts, 9,000 shares held in a revocable trust and exercisable options to purchase 20,000 shares.
(13)	Includes 33,000 shares held in IRA or Keogh accounts and includes exercisable options to purchase 10,000 shares.
(14)	Includes 4,000 shares held in IRA or Keogh accounts, 200 shares held by Mr. Pollock’s son in a custodial account for which Mr. Pollock serves as custodian, and exercisable options to purchase 20,000 shares.
(15)	Includes exercisable options to purchase 10,000 shares.
(16)	Includes 16,224 shares held in IRA or Keogh accounts and includes exercisable options to purchase 50,000 shares.
(17)	Includes 236,327 shares owned directly and options to purchase 878,845 shares exercisable within 60 days of September 21, 2009, and 22,951 shares allocated to 401(k) plan. Of the shares listed, 1,100 are held in margin accounts or otherwise pledged.
(18)	Includes 83,873 shares owned directly and options to purchase 944,732 shares exercisable within 60 days of September 21, 2009.
(19)	Includes 805 shares held in IRA or Keogh accounts, and options to purchase 712,834 shares exercisable within 60 days of September 21, 2009.

Proposal 1.
Approval to Authorize the Company to Sell or Otherwise
Issue Shares of its Common Stock at a Price Below its then
Current Net Asset Value Per Share Subject to the Conditions
Set Forth in this Proposal

The Company is a closed-end investment company that has elected to be regulated as a business development company (BDC) under the 1940 Act. As a BDC, the Company is generally prohibited from selling shares of its common stock at a price below the current net asset value per share of such stock, or NAV, unless its stockholders approve such a sale and the Company’s Board of Directors make certain determinations.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below its then current NAV, not exceeding 25% of its then outstanding common stock. If approved, the authorization would be effective for a twelve month period expiring on the anniversary of the date of the stockholder approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

The Company’s Board of Directors has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

Reasons to Offer Common Stock below NAV.  The Company believes that issuing new equity capital, even if such capital is issued at share prices below the Company’s net asset value, is warranted in this economic environment since it could enable the Company to:

•	reduce high-cost debt and related interest expense;

•	strengthen its balance sheet; and

•	position the Company for future growth.

For over 50 years, the Company has provided capital to fund the growth and acquisition of small and middle market business throughout the United States. The Company has funded thousands of businesses in the United States, which has had the effect of creating and maintaining thousands of jobs. In addition, the Company has provided a mechanism for public investors to invest in small and middle market businesses and, until recently, has provided consistent quarterly dividend payments to its shareholders. For the past several quarters, however, the United States and the global economies have been in a state of severe economic recession, which has had a far-reaching negative impact on the financial services industry and companies like Allied Capital and other BDCs. More than ten other BDCs have sought and received permission from their shareholders to sell shares of common stock at prices below NAV for many of the same reasons that the Company is seeking shareholder approval.

The U.S. debt capital markets have been experiencing extreme volatility and a lack of liquidity. Like many other financial firms, the Company’s current business focus has changed from expanding its portfolio to selectively selling portfolio assets in order to generate capital to repay its indebtedness and de-lever its balance sheet and, as a result, the Company’s investing activities have been sharply reduced. This, along with an increased cost of debt capital under our restructured debt, has negatively impacted the Company’s profitability and ability to pay dividends. The Company has not paid a dividend during 2009 and does not expect to pay a cash dividend for an extended period of time.

As the values of financial assets and middle market businesses have declined during this recession, the Company has experienced a significant reduction in its net worth, primarily resulting from net unrealized depreciation on its portfolio. As a result, the Company’s asset coverage fell below the 200% required by its revolving credit facility and its private notes, causing certain events of default under these debt agreements. Asset coverage generally refers to the percentage resulting from assets less accounts payable and other liabilities, divided by total debt. Under the 1940 Act, the Company is unable to incur additional indebtedness if its asset coverage is below 200%. The Company has focused significant efforts on addressing these issues and recently completed a comprehensive restructuring of its private notes and its bank facility. The comprehensive restructuring provides the Company with increased financial covenant flexibility, but due to the state of the debt capital markets for financial services firms, the restructured debt required significant closing costs and additional interest expense.

The Company believes that issuing new equity capital below net asset value in this economic environment is warranted since it could enable the Company to reduce high-cost debt and related interest expense. With lower interest expense, along with other cost savings, the Company believes it will be able to build its earnings so that the Company may be in a position to resume dividend payments and position itself for future growth. In addition, if the Company were able to repay the restructured notes on or before January 31, 2010, the Company would be able to apply the $50 million restructuring fee that it paid at the closing of the debt restructuring to the repayment of principal. While the Company intends to explore its refinancing alternatives, there can be no assurance that the Company would be able to repay the restructured notes by January 31, 2010.

The Company believes that raising new equity capital will strengthen the Company’s balance sheet, and combined with debt repayment, position the Company to achieve its 200% regulatory asset coverage threshold. In addition, the Company requires additional equity capital for future growth. The Company also intends to continue to take a variety of measures to generate capital in order to repay debt and for investment in yield-oriented investments. These activities include continuing to selectively sell portfolio assets and reducing employee and administrative expenses. In addition to making new investments, having the ability to raise equity capital would also provide the Company with additional capital to deploy as debt or equity investments in its existing portfolio companies. The Company believes that supporting existing investments, and having the ability to hold investments as these businesses adapt and improve their performance will allow the Company to realize the potential of each investment and thus grow value for the Company’s stockholders.

For the reasons stated above, the Board of Directors believes that having the flexibility to issue its common stock below NAV in order to repay debt and improve the Company’s balance sheet is in the best interests of stockholders. The Company believes that having the flexibility to issue common stock below NAV would reduce the need to sell income producing assets and provide additional time for potential value creation in the existing portfolio. In addition, new equity capital and an improved balance sheet would position the Company to grow its business over time.

Conditions to Sales Below NAV.  If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interest of the Company and its stockholders; and
•	a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

A “required majority” of directors means both a majority of the Company’s directors who have no “financial interest” in the transaction and a majority of the directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Directors”). For these purposes, directors will not be deemed to have a financial interest solely by their ownership of Company stock.

Prior to the time of issuance, the Board of Directors may determine to issue shares of the Company’s common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board of Directors may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Key Stockholder Considerations.  Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of the Company’s common stock, including the following considerations:

•	Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders.
•	The sale of common stock at a price below NAV could negatively affect the Company’s stock price.
•	Dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The Board of Directors of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance.

The following table lists the high and low closing sales prices for our common stock, and the closing sales price as a percentage of NAV. On September 21, 2009, the last reported closing sale price of our common stock was $3.22 per share.

		Closing Sales		High	Low
		Price		Sales Price as a	Sales Price as a
	NAV(1)	High	Low	Percentage of NAV(2)	Percentage of NAV(2)

Year ended December 31, 2007
First Quarter	$19.58	$32.98	$28.05	168%	143%
Second Quarter	$19.59	$32.96	$28.90	168%	148%
Third Quarter	$17.90	$32.87	$27.10	184%	151%
Fourth Quarter	$17.54	$30.90	$21.15	176%	121%
Year ended December 31, 2008
First Quarter	$16.99	$23.26	$18.38	137%	108%
Second Quarter	$15.93	$21.52	$13.89	135%	87%
Third Quarter	$13.51	$15.97	$10.80	118%	80%
Fourth Quarter	$9.62	$10.00	$1.59	104%	17%
Year ending December 31, 2009
First Quarter	$7.67	$4.80	$0.59	63%	8%
Second Quarter	$7.49	$4.02	$1.48	54%	20%
Third Quarter (through September 21, 2009)	*	$4.05	$2.81	*	*

(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low closing sales price divided by NAV.

*	Not determinable at the time of filing.

Prior to the capital markets disruption described above, historically the Company’s common stock generally traded at prices above its NAV. However, for the past year its common stock has traded below its NAV. It is not possible to predict whether its common stock will trade at, above or below NAV in the future.

The 1940 Act prohibits the sale of common stock below NAV absent stockholder approval because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces net asset value per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration on the potential dilutive effect of an offering of our common stock at a price below net asset value, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value.”

As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock. Future issuances of common stock by the Company will increase the number of shares that may be issued pursuant to this Proposal 1.

If Proposal 1 is approved by the stockholders, the Company will be permitted, but not required or otherwise obligated, to sell shares of its common stock at a price below the then current net asset value per share of such stock until the one-year anniversary of the date of the stockholder approval.

Examples of Dilutive Effect of the Issuance of Shares Below NAV.  The following table illustrates the reduction to NAV and dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $10,000,000 in total assets and $2,000,000 in total liabilities. The current net asset value and NAV are thus $8,000,000 and $8.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) with proceeds to the Company at $3.61 per share after offering expenses and commission, (2) an offering of 100,000 shares (10% of the outstanding shares) with proceeds to the Company at $3.24 per share after offering expenses and commissions and (3) an offering of 200,000 shares (20% of the outstanding shares) with proceeds to the Company at $2.56 per share after offering expenses and commissions.

		Example 1		Example 2		Example 3
		5% Offering		10% Offering		20% Offering
		at 5% Discount		at 10% Discount		at 20% Discount
	Prior to Sale	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change

Offering Price
Price per Share to Public	—	$3.80	—	$3.60	—	$3.20	—
Net Proceeds per Share to Issuer	—	$3.61	—	$3.24	—	$2.56	—
Decrease to NAV Per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$8.00	$7.79	(2.61)%	$7.57	(5.41)%	$7.09	(11.33)%
Share Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage of Shares Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$80,000	$77,910	(2.61)%	$75,673	(5.41)%	$70,933	(11.33)%
Total Investment by Stockholder A (Assumed to Be $8.00 per Share)	$80,000	$80,000	—	$80,000	—	$80,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)		$(2,090)	—	$(4,327)	—	$(9,067)	—
Per Share Amounts
NAV per Share Held by Stockholder A	$8.00	$7.79	—	$7.57	—	$7.09	—
Investment per Share Held by Stockholder A (Assumed to be $8.00 per Share on Shares Held Prior to Sale)	$8.00	$8.00	—	$8.00	—	$8.00	—
Dilution per Share Held by Stockholder A	—	$(0.21)	—	$(0.43)	—	$(0.91)	—
Percentage Dilution per Share Held by Stockholder A	—	—	(2.68)%	—	(5.72)%	—	(12.78)%

Required Vote.  Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions will have the effect of a vote against this proposal. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Meeting, broker non-votes, if any, will not be treated as present at the Meeting or entitled to vote with respect to this proposal.

The Board of Directors recommends that you vote FOR the proposal to authorize the Company to sell shares of its common stock during the next year at a price below the Company’s then current NAV per share.

Proposal 2:
Authorization of the Company to Sell or Otherwise Issue
Warrants, Options or Rights to Subscribe for, Convert into or
Purchase Shares of its Common Stock in One or More Offerings
Subject to the Limitations Set Forth in this Proposal

The Board of Directors believes it would be in the Company’s and its stockholders’ best interests to have the ability to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings, at an exercise or conversion price that, at the time such warrants, options or rights are issued will not be less than the fair market value per share but may be below NAV.

As a BDC, Section 61(a) (in conjunction with Section 18(d)) of the 1940 Act generally prohibits the Company from issuing a security that includes a warrant, options or a right to subscribe to, convert into or purchase shares of its common stock unless it meets certain conditions, including obtaining stockholder approval. As a result, the Company is generally precluded from issuing warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, unless the Company obtains stockholder approval as to the issuance of such securities and meets certain other conditions.

The number of shares of the Company’s common stock that would result from the exercise or conversion of such warrants, options or rights, exercisable or exchangeable into shares of the Company’s common stock outstanding at the time of issuance of such warrants, options or rights will not exceed 25% of its outstanding common stock at such time. However, if the number of shares of the Company’s common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of its common stock held by the Company’s directors, officers and employees pursuant to equity compensation plans exceeds 15% of the Company’s outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, options, rights, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of the Company’s outstanding common stock at such time. These limits do not impact the Company’s ability to issue warrants, options or rights at an exercise or conversion price below NAV, and such issuances could be in addition to issuances of common stock at a sales price below NAV pursuant to Proposal 1.

As of September 21, 2009, the Company had 25,436,835 shares that would result from the exercise or conversion of all outstanding securities convertible, exercisable or exchangeable into shares of the Company’s common stock.

Background and Reasons.  For the reasons discussed under Proposal 1 above, the Board of Directors believes it to be in the best interests of the Company and its stockholders to provide the Company with maximum flexibility to raise new equity capital. The Company believes that new equity capital could enable the Company to repay high-cost debt capital, strengthen the Company’s equity capital base and improve its balance sheet and 200% regulatory asset coverage, and position the Company to resume its investing activities. In addition, the Company may require added flexibility to secure new debt capital to refinance existing debt. Given the state of the current capital markets for financial services firms, the Company believes that in order to secure new debt or equity capital for the Company, the Company may determine that issuing warrants or other convertible securities is necessary.

The Company believes that, in the current capital markets, prospective new debt or equity capital investors may require enhanced returns through warrants or other convertible securities. Management and the Board of Directors have determined that it may be advantageous to the Company to have the ability to sell or otherwise issue warrants or securities to subscribe for, convert into or purchase shares of its common stock in connection with its financing and capital raising activities. The issuance of such securities may give the Company a less cash-intensive means to raise capital, including the opportunity to refinance the Company’s existing debt capital, and is a common practice by corporations that are not BDCs. Such securities typically allow the purchasers thereof to participate in any increase in value of the issuer’s common stock.

The Company believes that having the flexibility to raise additional capital by selling warrants or securities to subscribe for or convert into shares of its common stock in this economic environment is warranted particularly if it enables the Company to reduce high-cost debt and related interest expense and build its earnings so that the Company may strengthen its balance sheet, resume dividend payments and position the Company for the future.

While the Company has no immediate plans to issue any warrants or securities to subscribe for or convert into shares of its common stock, it is seeking stockholder approval now in order to provide flexibility for future issuances, which typically must be undertaken quickly. The final terms of any sale of such securities, including price, dividend or interest rates, exercise or conversion prices, voting rights, anti-dilution protections, redemption prices, maturity dates and similar matters will be determined by the Board of Directors at the time of issuance. Also, because the Company has no immediate plans to issue any such securities, it is impracticable to describe the transaction or transactions in which the securities would be issued. Instead, any transaction where the Company issues such securities, including the nature and amount of consideration that would be received by it at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board of Directors at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal.

The Company’s Board of Directors, including a majority of the non-interested directors, has approved this proposal, authorizing the Company to sell or otherwise issue warrants or securities to subscribe for or to convert into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued will not be less than the fair market value per share but may be below NAV. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

The Board of Directors has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

Conditions to Issuance.  If the Company’s stockholders approve this proposal, it will only be able to issue warrants, options or securities to subscribe for, convert into or purchase shares of its common stock pursuant to such stockholder approval so long as the issuance of such securities meets the following conditions:

(i)	the exercise, conversion or subscription rights in such securities expire by their terms within 10 years;

(ii)	with respect to any warrants, options or rights to subscribe or convert to the Company’s common stock that are issued along with other securities, such warrants, options or rights are not separately transferable;

(iii)	the exercise or conversion price of such securities is not less than the fair market value per share of the Company’s common stock but may be below NAV at the date of issuance of such securities;

(iv)	the issuance of such securities is approved by a majority of the Board of Directors who have no financial interest in the transaction and a majority of the non-interested directors on the basis that such issuance is in the best interests of the Company and its stockholders; and

(v)	the number of shares of the Company’s common stock that would result from the exercise or conversion of such warrants, options or securities convertible, exercisable or exchangeable into shares of the Company’s common stock outstanding at the time of issuance of such warrants, options or debt will not exceed 25% of its outstanding common stock at such time. However, if the number of shares of the Company’s common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of its common stock held by the Company’s directors, officers and employees pursuant to equity compensation plans exceeds 15% of the Company’s outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, options, rights, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of the Company’s outstanding common stock at such time.

Prior to the time of issuance, the Board of Directors may determine to issue warrants or securities to subscribe for or convert into shares of the Company’s common stock in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board of Directors may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms. Any such sale would be anticipated to result in an increase in the number of outstanding shares of the Company’s common stock.

Key Stockholder Considerations.  Your interest in the Company may be diluted if it issues warrants, rights or options to subscribe for, convert into or purchase shares of its common stock. The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion and because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV will be at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution could be substantial.

Although the number of shares of the Company’s common stock that would result from the exercise or conversion of all outstanding warrants, options or securities convertible, exercisable or exchangeable into shares of the Company’s common stock may not exceed 25% of the company’s outstanding common stock at any time, this proposal does not limit the Company’s ability to issue such warrants, options or rights to subscribe for, convert into or purchase shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections). The only requirement with respect to the exercise or conversion price is that it be not less than the fair market value per share of the Company’s common stock on the date of issuance.

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at an exercise or conversion price that is less than NAV at the time of exercise or conversion and the expenses associated with such issuance. Any exercise of warrants, options or rights to subscribe for, convert into or purchase shares of the Company’s common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion, would result in an immediate dilution to existing common stockholders. This dilution would include reduction in NAV as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of warrants, options or rights to subscribe for or convert into shares of the Company’s common stock when considering whether to authorize any such issuance.

Example of Dilutive Effect of the Issuance of Warrants, Options or Rights to Subscribe for, Convert into or Purchase Shares of Common Stock at a Price Below NAV.  For illustrative purposes, we have set forth below a hypothetical example of a warrant offering by Company XYZ. The assumptions underlying the example below, including the warrants’ offering price, exercise price and term, are hypothetical and not necessarily indicative of any warrant offering that the Company may undertake.

Actual dilution can differ materially from the dilution reflected in the hypothetical example below. Accordingly, stockholders voting on this Proposal 2 should understand that the following example is intended merely to illustrate a hypothetical scenario based on certain market, economic and other assumptions. Investors are cautioned to not place undue reliance on this example as it is highly likely that actual dilution will vary from the hypothetical dilution represented in the hypothetical example below.

The example assumes that Company XYZ has 1,000,000 common shares outstanding, $10,000,000 in total assets and $2,000,000 in total liabilities. The current net asset value and NAV are thus $8,000,000 and $8.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of the sale of 250,000 warrants at a price per warrant of $0.50, each warrant entitling the holder to purchase one share of Company XYZ’s common stock at an exercise price of $4.00, and the subsequent exercise of such warrants immediately prior to the warrants’ expiration on their third anniversary. At the time of the sale of the warrants, the warrants’ exercise price is above the current market price of the shares of Company XYZ’s common stock, and at the time of exercise of the warrants, their exercise price is below the then current market price and NAV.

	Prior to	Following		Following	Total
	Warrant	Warrant		Warrant	Percentage
	Offering	Offering		Exercise	Change

Reduction to NAV
Total Shares Outstanding	1,000,000	1,000,000		1,250,000	25.0%
NAV per share(1)	$8.00	$8.13		$7.30	(8.8)%
Dilution to Existing Stockholder A
Shares held by Stockholder A	10,000	10,000	(2)	10,000	0.0%
Percentage Interest in Company XYZ held by Stockholder A	1.00%	1.00%		0.80%	(20.0)%
Total Interest of Stockholder A in NAV	$80,000	$81,250		$73,000	(8.8)%

(1)	Assumes no change in the assets and liabilities except for proceeds following the warrants offering and the exercise of the warrants.
(2)	Assumes that Stockholder A does not purchase warrants in the offering.

Required Vote.  The Board of Directors believes it is in the Company’s best interests and the best interests of the stockholders to adopt this proposal. The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of this proposal. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

The Board of Directors recommends that you vote FOR the proposal to authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock subject to the limitations set forth in this proposal.

Communication with the Board of Directors

Stockholders and other interested parties with questions about the Company are encouraged to contact Allied Capital’s Investor Relations department. However, if stockholders or other interested parties feel their questions have not been addressed, they may communicate with the Company’s Board of Directors, including the Presiding Director, by sending their communications to:

Allied Capital Corporation Board of Directors
c/o Corporate Secretary
1919 Pennsylvania Avenue, NW
Washington, DC 20006

All communications received by the Company’s Corporate Secretary in this manner will be delivered to one or more members of the Board of Directors as appropriate.

Proposals of Stockholders

Any proposal intended to be presented for action at the 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporate Secretary within a reasonable time before the solicitation of proxies for such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in the paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at the time and there is no guarantee that any proposal submitted by a stockholder will be included in the proxy statement.

Financial Statements Available

The Company incorporates by reference the financial statements and notes thereto in Item 8 of its Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) and the information included in Part I, Item 1 of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Quarterly Report”).

Upon written or oral request, the Company will provide to each stockholder, a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2008 and/or a copy of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. The Company will provide these documents without charge, by first class mail or other equally prompt means. Please direct your request to: Allied Capital Corporation, Attention: Investor Relations, 1919 Pennsylvania Avenue, NW, Washington, DC 20006; telephone (888) 818-5298; electronic mail: ir@alliedcapital.com. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Other Business

The Board of Directors has not authorized any other business to be presented for action at this special meeting. Pursuant to the Company’s Amended and Restated Bylaws, only such business as is brought before the special meeting pursuant to the Company’s notice of meeting shall be conducted at a special meeting of stockholders. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting.

ALLIED CAPITAL CORPORATION
1919 PENNSYLVANIA AVE. NW
WASHINGTON, DC 20006
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Allied Capital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☑

ALCAP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ALLIED CAPITAL CORPORATION
The Board of Directors recommends you vote FOR the following proposal(s):

Vote On Proposals		For	Against	Abstain

1.	To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share in one or more offerings subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).	☐	☐	☐

2.	To consider and vote upon a proposal to authorize the Company to sell or otherwise issue warrants, options or rights to subscribe for, convert into or purchase shares of its common stock, in one or more offerings, at an exercise or conversion price that, at the time such warrants, options, rights or convertible securities are issued will not be less than the fair market value per share but may be below NAV.	☐	☐	☐

3.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.
IMPORTANT: Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No

Please indicate if you plan to attend this meeting in person.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

ALLIED CAPITAL CORPORATION
Special Meeting of Stockholders
Admission Ticket
November 18, 2009

Allied Capital Corporation 1919 Pennsylvania Avenue, NW Third Floor Washington, DC
     If you plan to attend the Special Meeting of Stockholders on November 18, please detach this card and bring it with you for presentation at the Meeting. Please be sure to bring this ticket with you along with photo identification, as you will need both to gain access to the Meeting.
Important Notice Regarding Internet Availability of Proxy Materials
for the Special Meeting: The Notice and Proxy Statement and Annual
Report are available at www.alliedcapital.com or www.proxyvote.com.

ALLIED CAPITAL CORPORATION

Proxy for Special Meeting of Stockholders
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints WILLIAM L. WALTON, JOHN M. SCHEURER and MIRIAM G. KRIEGER, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s offices, 1919 Pennsylvania Avenue, NW, Third Floor, Washington, DC on November 18, 2009 at 10:00 a.m. Eastern Time and at all adjournments thereof, as indicated on this proxy.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “For” the proposal listed. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.
Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement.

Address Changes/Comments:

(if you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(CONTINUED ON REVERSE SIDE)